EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
T. Rowe Price Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-7012, No. 333-59714, No. 333-120882, No. 333-120883, No. 333-142092, No. 333-167317, No. 333-180904, No. 333-199560, No. 333-212705, No. 333-217483, and No. 333-238319) on Form S-8 of T. Rowe Price Group, Inc. of our reports dated February 11, 2021, with respect to the consolidated balance sheets of T. Rowe Price Group, Inc. and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of T. Rowe Price Group, Inc.

/s/ KPMG LLP
Baltimore, MD
February 11, 2021